Exhibit 14  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of:

(i) our report dated November 14, 2013, which appears in the September 30, 2013 Annual Report to Shareholders of Vanguard Growth Equity Fund (constituting a separate portfolio of Vanguard Fenway Funds) relating to the financial statements and financial highlights, which is also included in this Registration Statement; and

(ii) our report dated October 10, 2013, which appears in the August 31, 2013 Annual Report to Shareholders of Vanguard U.S. Growth Fund (constituting a separate portfolio of Vanguard World Fund) relating to the financial statements and financial highlights, which is also included in this Registration Statement.

We also consent to the references to us under the headings “Financial Highlights” and “Independent Auditor” in this Registration Statement, as well as under the headings “Financial Highlights” in the Prospectuses and “Service Providers” and “Financial Statements” in the Statements of Additional Information with respect to Vanguard Growth Equity Fund and Vanguard U.S. Growth Fund, which are included and/or incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 5, 2013